Thomas Saunders, III
Form 4 Attachment - Exhibit 99
Transaction Detail


Common Stock	6/4/2008	S	25550	D	37
Common Stock	6/4/2008	S	500	D	37.005
Common Stock	6/4/2008	S	6186	D	37.01
Common Stock	6/4/2008	S	7664	D	37.02
Common Stock	6/4/2008	S	100	D	37.025
Common Stock	6/4/2008	S	4200	D	37.03
Common Stock	6/4/2008	S	1300	D	37.035
Common Stock	6/4/2008	S	3500	D	37.04
Common Stock	6/4/2008	S	700	D	37.045
Common Stock	6/4/2008	S	300	D	37.05